Exhibit 99.1

AspenBio Pharma Focuses Resources on Development of AppyScoreTM Clinical Diagnostic Test

To Provide Business Update Conference Call and Webcast Today at 5:00 p.m. ET

CASTLE ROCK, Colo., August 15, 2012 — AspenBio Pharma, Inc. (Nasdaq: APPY), an in vitro diagnostic company, today provides its investors and the broader investment and medical communities with an update on the Company’s business and anticipated milestones.  The Company’s senior management will host a conference call and live audio webcast today at 5:00 p.m. ET to discuss recent activities and upcoming plans for the clinical development and potential commercialization of AppyScore™.

Steve Lundy, President and CEO of AspenBio, commented, “We have turned a corner in our product development efforts and are now moving toward potential commercialization of our AppyScore product.  We successfully licensed our animal health assets in order to focus our full resources and attention on advancing AppyScore through its pivotal clinical study and FDA submission.  Most importantly, we have put a team in place with the optimal expertise in developing, seeking regulatory approval for and marketing in vitro diagnostic tests, which we believe will maximize our potential for success, both in terms of gaining marketing approval and global commercialization.”

Recent Corporate Highlights
•	Presented positive clinical data from 503-patient study at the SAEM Annual Meeting
•	Completed conversion of AppyScore system to multi-biomarker test for pivotal study
•	Submitted pre-IDE information package to FDA, including the pivotal clinical trial protocol and statistical analysis plan
•	Appointed two diagnostics industry veterans: Donald Hurd as Senior Vice President and Chief Commercial Officer and Lyndal Hesterberg, Ph.D., to lead product development team for AppyScore
•	Engaged Tiberend Strategic Advisors, Inc. as investor and public relations agency of record

Recent Financial Highlights
•	Raised $12.2 million in public offering providing working capital and funding for clinical trial for AppyScore
•	Executed world-wide license agreement for animal health assets; worth up to $5 million plus royalties
•	Regained full compliance with the NASDAQ continued listing standards

Upcoming Planned AppyScore Milestones
•	3Q 2012: Meet with FDA to discuss pre-IDE submission; including intended use, clinical strategy and regulatory pathway in advance of commencing pivotal trial for AppyScore
•	4Q 2012: CE marking in EU and continue to advance market development toward commercialization in EU
•	4Q 2012: Commence the pivotal clinical trial
•	1H 2013: Complete pivotal study enrollment and data analysis; submit to FDA

Conference Call and Webcast Information
Interested participants and investors may access the conference call by dialing (800) 860-2442 (U.S./Canada) or (412) 858-4600 (international).  An audio webcast will be accessible via the Investors Relations section of the AspenBio web site, www.aspenbiopharma.com.

A telephonic replay of the call will be available for two weeks beginning at 8:00 p.m. ET on August 15, 2012.  Access numbers for this replay are (877) 344-7529 (U.S./Canada) and (412) 317-0088 (international); conference ID: 10017298.  The webcast replay will remain available in the Investors Relations section of the AspenBio web site for 30 days.

About AspenBio Pharma
AspenBio Pharma, Inc. is an in vitro diagnostic company focused on the clinical development and commercialization of its lead product, AppyScore.  AppyScore is a unique blood-based test with projected high sensitivity and negative predictive value that is designed to aid in the identification of patients at low risk for acute appendicitis, allowing for more conservative patient management.  AppyScore is initially being developed for pediatric, adolescent and young adult patients with abdominal pain as this population is at the highest risk for appendicitis as well having the highest risk of the long-term health effects associated with CT imaging.  For more information, visit www.aspenbiopharma.com.

Forward-Looking Statements
This press release includes "forward-looking statements" of AspenBio Pharma, Inc. ("AspenBio") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that AspenBio believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors AspenBio believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of AspenBio. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to successfully complete required product development and modifications in a timely and cost effective manner, complete clinical trial activities for AppyScore required for FDA submission, obtain FDA clearance or approval, complete and obtain CE Mark, cost effectively manufacture and generate revenues from AppyScore, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, AspenBio does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in AspenBio's recent filings with the SEC, including its Final Prospectus filed on June 20, 2012.

For Investors & Media:
Joshua Drumm, Ph.D. / Jason Rando
Tiberend Strategic Advisors, Inc.
(212) 827-0020
jdrumm@tiberend.com
jrando@tiberend.com